EXHIBIT 99


                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Shareholders of Tosco Corporation

          Our report on the consolidated financial statements of Tosco Corporation and its subsidiaries is included on page F-2 of this Form 10-K. In connection with our audits of such financial statements, we have also audited
Exhibit 99 presented on pages F-29 through F-31 of this Form 10-K.

          In our opinion, the Exhibit 99 referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included herein.



                                 PricewaterhouseCoopers LLP


Phoenix, Arizona
January 29, 1999, except as to the information in
Note 21, for which the date is March 2, 1999

                       TOSCO CORPORATION AND SUBSIDIARIES
           EXHIBIT 99 - CONDENSED CONSOLIDATING FINANCIAL INFORMATION
                             (Thousands of Dollars)

                                                     Tosco         Bayway           Nonguaranteeing
                                                   (Issuer)      (Guarantor) (a)    Subsidiaries       Eliminations   Consolidated
 BALANCE SHEET - DECEMBER 31, 1998

 Assets:
      Cash and cash equivalents                   $  (25,608)                       $  56,910               $-            $  31,302
      Marketable securities and deposits              10,145                           39,449                                49,594
      Other current assets (b)                       993,711                          444,379                             1,438,090
                                                  -------------    -----------     ------------         ------------    -----------
          Total current assets                       978,248            -             540,738                             1,518,986
      Other assets                                 2,567,193         261,483        1,499,520             (4,366)         4,323,830
      Investment in Bayway and other subsidiaries  1,283,506                                          (1,283,506)
                                                  -------------    -----------     ------------      --------------     ------------
                                                  $4,828,947        $261,483       $2,040,258        $(1,287,872)       $5,842,816
                                                  =============    ===========     ============      ==============     ============
 Liabilities and Shareholders' Equity:
      Current liabilities                         $1,041,705                         $362,997                           $1,404,702
      Revolving credit facility and long-term debt 1,510,968                           43,585                            1,554,553
      Other liabilities                              515,443                          159,494             (4,366)          670,571
      Intercompany liabilities (assets)             (152,159)       (116,506)         268,665
      Trust Preferred Securities                                                      300,000                              300,000
      Total shareholders' equity                   1,912,990         377,989          905,517         (1,283,506)        1,912,990
                                                  -------------    -----------     ------------      --------------     ------------
                                                  $4,828,947        $261,483       $2,040,258        $(1,287,872)       $5,842,816
                                                  =============    ===========     ============      ==============     ============
 STATEMENT OF INCOME - YEAR ENDED DECEMBER 31, 1998
 Sales                                            $7,429,825      $1,161,275       $3,430,427            $-              $12,021,527
 Cost of sales                                     6,618,028       1,089,191        3,098,624                             10,805,843
 Depreciation and amortization                       173,913          18,492          121,459                               313,864
 Inventory writedown                                 240,000                                                                240,000
 Restructuring charge                                 40,000                                                                 40,000
 Selling, general, and administrative expenses (c)   174,402           7,872          118,037                               300,311
 Interest expense, net                               115,770           7,667             (730)                              122,707
                                                  -------------    -----------     ------------      --------------     ------------
 Income before income taxes and distributions
   on Trust Preferred Securities                      67,712          38,053           93,037                               198,802
 Income taxes                                         28,100          15,792           38,610                                82,502
 Distributions on Trust Preferred Securities, net
  of income tax benefit                                                                10,091                                10,091
                                                  -------------    -----------     ------------      --------------     ------------
 Net income                                          $39,612         $22,261          $44,336          $-                   $106,209
                                                  =============    ===========     ============      ==============     ============
STATEMENT OF CASH FLOWS - YEAR ENDED DECEMBER 31, 1998
Cash flows from operating activities:
      Net income                                     $39,612         $22,261          $44,336          $-                   $106,209
       Depreciation and amortization,
         provision for bad debts, and deferred
         income taxes                                309,728          18,492          121,459                               449,679
       Inventory writedown                           240,000                                                               240,000
       Restructuring charge                           40,000                                                                40,000
       Changes in operating assets and
         liabilities, net                           (316,834)        104,549           61,313                              (150,972)
       Other, net                                    (14,032)                           1,330                               (12,702)
                                                  -------------    -----------      ------------      --------------     -----------
         Net cash provided by (used in)
          operating activities                       298,474         145,302          228,438                               672,214
                                                  -------------    -----------      ------------      --------------     -----------
 Cash flows from investing activities:
      Purchase of property, plant, equipment,
        net and increase in deferred
        turnarounds, charges, and other assets, net (332,516)        (44,307)        (102,638)                             (479,461)
      Intercompany transfers                         109,968         (95,538)         (14,430)
      Intercompany dividend                             (309)         (5,457)          5,766
      Net change in marketable securities,
        deposits, and other                            1,194                          (6,939)                                (5,745)
                                                  -------------    -----------      ------------      --------------    -----------
           Net cash provided by (used in)
            investing activities                    (221,663)       (145,302)       (118,241)                              (485,206)
                                                  -------------    -----------      ------------      --------------     -----------
 Cash flows from financing activities:
      Net borrowings under revolving
       credit facilities                              30,000                                                                 30,000
      Payments under long-term debt agreements          (500)                        (78,564)                               (79,064)
      Payments under Circle K pre-acquisition debt                                    (3,510)                                (3,510)
      Repurchase of common stock                    (101,089)                                                              (101,089)
      Dividends paid on common stock                 (37,084)                                                               (37,084)
      Other, net                                         559                                                                    559
                                                  -------------    -----------      ------------      --------------     -----------
           Net cash provided by (used in)
            financing activities                    (108,114)                        (82,074)                              (190,188)
                                                  -------------    -----------      ------------      --------------     -----------
  Net (decrease) increase in cash and
   cash equivalents                                  (31,303)                         28,123                                 (3,180)
  Cash and cash equivalents at beginning of year       5,695                          28,787                                 34,482
                                                  -------------    -----------      ------------      --------------     -----------
 Cash and cash equivalents at end of year           $(25,608)       $-               $56,910              $-                $31,302

                                                  =============    ===========     ============      ==============     ============

 (a) Effective April 1, 1998, the working capital, certain long-term asses, and operating results of Bayway were consolidated into Tosco.

(b) Inventories are valued at the lower of cost or market value, which is measured on a consolidated basis.

(c) The condensed consolidating statement of income reflects a partial allocation of corporate selling, general, and administrative expenses to Bayway and the Nonguarranteeing Subsidiaries. Tosco may revise its allocation method in the future.

                       TOSCO CORPORATION AND SUBSIDIARIES
           EXHIBIT 99 - CONDENSED CONSOLIDATING FINANCIAL INFORMATION
                             (Thousands of Dollars)

                                                   Tosco        Bayway        Nonguaranteeing
                                                 (Issuer)    (Guarantor)       Subsidiaries         Eliminations     Consolidated
 BALANCE SHEET - DECEMBER 31, 1997
 Assets:
      Cash and cash equivalents                  $5,695          $-              $28,787           $-                      $34,482
      Marketable securities and deposits          2,498          8,679            32,510                                    43,687
      Other current assets (a)                  677,554        505,137           551,402                                 1,734,093
                                              ----------      ----------       ----------          -----------        -------------
           Total current assets                 685,747        513,816           612,699                                 1,812,262
      Other assets                            2,363,955        296,213         1,506,788               (4,366)           4,162,590
      Investment in Bayway and other
        subsidiaries                          1,216,601                                            (1,216,601)
                                             -----------      -----------     -----------         ------------        -------------
                                             $4,266,303       $810,029        $2,119,487          $(1,220,967)          $5,974,852
                                             ===========      ===========     ===========         ============        =============
 Liabilities and Shareholders' Equity:
      Current liabilities                      $685,039       $469,812          $397,924          $-                    $1,552,775
      Revolving credit facility and
        long-term debt                        1,480,961                          100,296                                 1,581,257
      Other liabilities                         418,375                          182,756               (4,366)             596,765
      Intercompany liabilities (assets)        (262,127)       (20,968)          283,095
      Trust Preferred Securities                                                 300,000                                   300,000
      Total shareholders' equity              1,944,055        361,185           855,416           (1,216,601)           1,944,055
                                              ----------      ----------       ----------          -----------        -------------
                                             $4,266,303       $810,029        $2,119,487          $(1,220,967)          $5,974,852
                                             ===========      ===========     ===========         ============        =============
STATEMENT OF INCOME -
YEAR ENDED DECEMBER 31, 1997
 Sales                                       $4,856,693     $4,748,344         $3,676,583         $-                   $13,281,620
 Cost of sales                                4,246,209      4,512,139          3,356,444              (1,300)          12,113,492
 Depreciation and amortization                  163,327         32,231            107,981                                  303,539
 Inventory writedown                             17,000         36,000                                                      53,000
 Selling, general, and
   administrative expenses (b)                  138,469         33,585            122,984               1,300              296,338
 Interest expense, net                           93,832         29,209             11,414                                  134,455
                                              ----------      ----------       ----------          -----------        -------------
 Income before income taxes and
   distributions on Trust Preferred Securities  197,856        105,180             77,760                  -               380,796
 Income taxes                                    82,110         43,650             32,270                                  158,030
                                              ----------      ----------       ----------          -----------        -------------
 Distributions on Trust Preferred
   Securities, net of  income tax benefit                                          10,091                                   10,091

 Net income                                    $115,746        $61,530            $35,399               $-                $212,675
                                             ===========      ===========     ===========         ============        =============
STATEMENT OF CASH FLOWS -
YEAR ENDED DECEMBER 31, 1997
 Cash flows from operating activities:
      Net income                               $115,746        $61,530            $35,399               $-                $212,675
      Depreciation and amortization,
        provision for bad debts, and deferred
        income taxes                            213,456         32,231            105,476                                  351,163
      Inventory writedown                        17,000         36,000                                                      53,000
      Changes in operating assets
        and liabilities, net                    394,183       (176,095)          (145,950)                                  72,138
      Other, net                                    920                            (3,898)                                  (2,978)
                                              ----------      ----------       ----------          -----------        -------------
        Net cash provided by (used in)
          operating activities                  741,305        (46,334)            (8,973)                                 685,998

 Cash flows from investing activities:
     Purchase of property, plant,
       equipment, net                          (177,765)       (28,489)          (197,752)                                (404,006)
     Increase in deferred turnarounds,
       charges, and other assets, net           (64,003)       (42,491)            (2,823)                                (109,317)
     Acquisition of 76 Products, net of
       cash acquired and assets sold         (1,116,460)                                                                (1,116,460)
     Intercompany transfers                     (30,504)       105,054            (74,550)
     Intercompany dividend                     (309,765)        (3,819)           313,584
     Net change in marketable securities,
       deposits, and other                        7,722           (331)            (9,818)                                  (2,427)
                                              ----------      ----------       ----------          -----------        -------------
          Net cash provided by (used in)
            investing activities             (1,690,775)        29,924             28,641                               (1,632,210)
                                              ----------      ----------       ----------          -----------        -------------
 Cash flows from financing activities:
     Proceeds from note, bond, and
       debenture offerings                      600,000                                                                    600,000
     Proceeds from common stock offering, net   697,396                                                                    697,396
     Net borrowings under revolving
       credit facilities                        166,000                                                                    166,000
     Payments under long-term debt agreements  (100,000)                          (13,699)                                (113,699)
     Payments under Circle K
       pre-acquisition debt                                                       (23,807)                                 (23,807)
     Repurchase of Unocal shares               (393,708)                                                                  (393,708)
     Dividends paid on common stock             (35,918)                                                                   (35,918)
     Other, net                                  (9,988)                                                                    (9,988)
                                              ----------      ----------       ----------          -----------        -------------
        Net cash provided by (used in)
          financing activities                  923,782                           (37,506)                                 886,276
                                              ----------      ----------       ----------          -----------        -------------
 Net (decrease) increase in cash and
   cash equivalents                             (25,688)       (16,410)           (17,838)                                 (59,936)
 Cash and cash equivalents at beginning of year  31,383         16,410             46,625                                   94,418
                                              ----------      ----------       ----------          -----------        -------------
 Cash and cash equivalents at end of year        $5,695        $-                 $28,787               $-                 $34,482
                                             ===========      ===========     ===========         ============        =============


 (a)   Inventories are valued at the lower of cost or market value, which is measured on a consolidated basis.
 (b)   The condensed consolidating statement of income reflects a partial allocation of corporate selling, general, and administrative expenses to Bayway and the Nonguarranteeing Subsidiaries.
       Tosco may revise its allocation method in the future.

                       TOSCO CORPORATION AND SUBSIDIARIES
           EXHIBIT 99 - CONDENSED CONSOLIDATING FINANCIAL INFORMATION
                             (Thousands of Dollars)

                                                      Tosco         Bayway         Nonguaranteeing
                                                    (Issuer)      (Guarantor)      Subsidiaries         Eliminations   Consolidated
STATEMENT OF INCOME -
YEAR ENDED DECEMBER 31, 1996
 Sales                                            $3,689,395       $4,185,271        $2,047,945            $-           $9,922,611
 Cost of sales                                     3,329,042        3,984,045         1,882,047             1,864        9,196,998
 Depreciation and amortization                       101,776           25,954            56,775                            184,505
 Consolidation accrual                                13,500                                                                13,500
 Selling, general, and administrative expenses (a)    98,382          39,857             59,960            (1,864)         196,335
 Interest expense, net                                33,453          18,176             31,795                             83,424
                                                 -------------    -------------      -----------          ----------     ----------
 Income before income taxes and distributions
   on Trust Preferred Securities                     113,242         117,239             17,368                -           247,849
 Income taxes                                         44,814          46,309              9,976                            101,099
 Distributions on Trust Preferred Securities,
   net of income tax benefit                             464                                                                   464
                                                 -------------    -------------      -----------          ----------     ----------
 Net income                                          $67,964         $70,930             $7,392            $-             $146,286
                                                 =============    =============      ===========          ==========     ==========
STATEMENT OF CASH FLOWS -
YEAR ENDED DECEMBER 31, 1996
 Cash flows from operating activities:
      Net income                                     $67,964         $70,930             $7,392            $-              $146,286
      Depreciation and amortization, provision
        for bad debts, and deferred
        income taxes                                 121,944          25,954             69,213                             217,111
      Restructuring charge                            13,500                                                                 13,500
      Changes in operating assets and
        liabilities, net                             (63,121)        255,334           (102,028)                             90,185
      Other, net                                         410                              3,207                               3,617
                                                 -------------    -------------      -----------          ----------     ----------
           Net cash provided by (used in)
             operating activities                    140,697         352,218            (22,216)                            470,699
                                                 -------------    -------------      -----------          ----------     ----------
 Cash flows from investing activities:
     Purchase of property, plant, equipment, net    (95,213)         (28,329)           (70,149)                           (193,691)
     Increase in deferred turnarounds, charges,
       and other assets, net                        (33,776)          (9,633)            11,000                             (32,409)
     Acquisition of Circle K and BP, net of
       cash acquired                               (431,096)                            (45,428)                           (476,524)
     Intercompany transfers                          (5,537)        (255,613)           261,150
     Intercompany dividend                                             2,915             (2,915)
     Net change in marketable securities,
       deposits, and other                          (10,802)          (8,348)             4,452                             (14,698)
                                                 -------------    -------------      -----------          ----------     ----------
          Net cash provided by (used in)
            investing activities                   (576,424)        (299,008)           158,110                            (717,322)
                                                 -------------    -------------      -----------          ----------     ----------
 Cash flows from financing activities:
     Proceeds from bond offering                    240,000                                                                 240,000
     Proceeds from Trust Preferred
       Securities offering                          300,000                                                                 300,000
     Net borrowings (repayments) under
       short-term bank borrowings
       and revolving credit facilities              (20,000)          (45,000)                                              (65,000)
     Payments under long-term debt agreements                                            (8,157)                             (8,157)
     Payment of preacquisition Circle K debt                                           (102,504)                           (102,504)
     Dividends paid on common stock                 (27,356)                                                                (27,356)
     Other, net                                      (3,256)                            (11,834)                            (15,090)
                                                 -------------    -------------      -----------          ----------     ----------
          Net cash provided by (used in)
            financing activities                    489,388           (45,000)         (122,495)                            321,893
                                                 -------------    -------------      -----------          ----------     ----------
 Net increase in cash and cash equivalents           53,661             8,210            13,399                              75,270
 Cash and cash equivalents at beginning of year      10,188             8,200               760                              19,148
 Circle K acquired cash                             (32,466)                             32,466                                 -
                                                 -------------    -------------      -----------          ----------     ----------
 Cash and cash equivalents at end of year           $31,383           $16,410           $46,625               $-            $94,418
                                                 =============    =============      ===========          ==========     ==========

 (a)   The condensed consolidating statement of income reflects a partial allocation of corporate selling, general, and administrative expenses to Bayway and the Nonguarranteeing Subsidiaries.
       Tosco may revise its allocation method in the future.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, and the State of Connecticut, on March 18, 1999.

                                         TOSCO CORPORATION
                                         (Registrant)

                                         BY /S/
                                           (Thomas D. O'Malley)
                                           Chairman of the Board of Directors,
                                           and Chief Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

      SIGNATURE                                 TITLE

          /s/                Chairman of the Board of Directors   March 18, 1999
-------------------------    and Chief Executive Officer
  (Thomas D. O'Malley)

          /s/                President, Principal Financial       March 18, 1999
-------------------------    Officer, and Director
  (Jefferson F. Allen)

          /s/                Vice President and                   March 18, 1999
-------------------------    Principal Accounting Officer
   (Robert I. Santo)

          /s/                Director                             March 18, 1999
-------------------------
 (Patrick M. de Barros)

          /s/                Director                             March 18, 1999
-------------------------
    (Wayne A. Budd)

          /s/                Director                             March 18, 1999
-------------------------
 (Houston I. Flournoy)

          /s/                 Director                            March 18, 1999
-------------------------
   (Edmund A. Hajim)

          /s/                 Director                            March 18, 1999
-------------------------
 (Joseph P. Ingrassia)

          /s/                 Director                            March 18, 1999
-------------------------
  (Charles J. Luellen)

          /s/                 Director                            March 18, 1999
-------------------------
   (Eija Malmivirta)

          /s/                 Director                            March 18, 1999
-------------------------
    (Mark R. Mulvoy)